OpenTable, Inc. Announces First Quarter Financial Results

-- Increases Revenue by 17% to $39.4 Million --

-- Grows Installed Restaurants by 22% and Seated Diners by 34% over Q1 2011 --

-- Achieves EPS of $0.21 and Non-GAAP EPS of $0.40 --

SAN FRANCISCO, May 1, 2012 /PRNewswire/ -- OpenTable, Inc. (NASDAQ: OPEN), a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants, today reported its financial results for the first quarter ended March 31, 2012.

(Logo: http://photos.prnewswire.com/prnh/20110606/MM07085LOGO )

OpenTable reported consolidated net revenues for Q1 2012 of $39.4 million, a 17% increase over Q1 2011. Consolidated net income for Q1 2012 was $4.8 million, or $0.21 per diluted share. Non-GAAP consolidated net income for Q1 2012, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $9.2 million, or $0.40 per diluted share.

OpenTable provides operating results by geography as the Company is at different stages of development in its North America and International operations.

North America Results

  Installed restaurant base as of March 31, 2012, totaled 17,753, a 22% increase over March 31, 2011.
  Seated diners totaled 27.7 million, a 33% increase over Q1 2011.
  Revenues totaled $33.7 million, a 17% increase over Q1 2011.
  Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and stock-based compensation) totaled $17.1 million, or 51% of North America revenues, a 24% increase over Q1 2011.

International Results

  Installed restaurant base as of March 31, 2012, totaled 8,091, a 21% increase over March 31, 2011.
  Seated diners totaled 2.3 million, a 45% increase over Q1 2011.
  Revenues totaled $5.6 million, a 14% increase over Q1 2011.
  Non-GAAP adjusted EBITDA totaled a loss of $0.6 million compared to a loss of $1.5 million in Q1 2011.

"We're focusing our efforts in areas that we believe position the business to realize the long-term opportunity in both our North America and International segments," said Matt Roberts, President and CEO of OpenTable. "In our International segment, we're pleased that the final phase of integrating OpenTable technology into toptable – our consumer destination site in the UK – is on track for completion by the end of June and that the value of the combined solution is resonating with existing and prospective restaurant customers."

Q1 2012 Consolidated Financial and Operating Summary

  Installed restaurant base as of March 31, 2012, totaled 25,844, a 22% increase over March 31, 2011.
  Seated diners totaled 30.0 million, a 34% increase over Q1 2011.
  Total revenues were $39.4 million in Q1 2012, up 17% over Q1 2011 revenues of $33.7 million.
    Reservation revenues were $22.3 million in Q1 2012, up 27% over Q1 2011 revenues of $17.6 million.  Reservation revenues primarily increased as a result of the increase in seated diners.
    Subscription revenues were $13.5 million in Q1 2012, up 13% over Q1 2011 revenues of $12.0 million.  Subscription revenues primarily increased as a result of the increase in installed restaurants using our Electronic Reservation Book solution.
    Other revenues were $3.5 million in Q1 2012, down 14% over Q1 2011 revenues of $4.1 million.  The decrease is primarily the result of a decrease in revenue from third-party restaurant coupon sales, partially offset by an increase in advertising revenues and featured private dining sales.
  Total operating expenses were $32.0 million in Q1 2012, up 18% over Q1 2011 operating expenses of $27.2 million.  The increase was primarily driven by an increase in stock based compensation and an 8% increase in headcount.
  Total operating income was $7.4 million in Q1 2012 compared to $6.5 million in Q1 2011.  Non-GAAP consolidated operating income, excluding stock-based compensation expense and amortization of acquired intangibles was $14.3 million in Q1 2012 compared to $10.5 million in Q1 2011.
  The Q1 2012 GAAP income tax expense was $2.6 million, or a 35% tax rate.
  Consolidated net income was $4.8 million, or $0.21 per diluted share, in Q1 2012 compared to $4.2 million, or $0.17 per diluted share, in Q1 2011.  Non-GAAP consolidated net income, which excludes tax-affected stock-based compensation expense and tax-affected amortization of acquired intangibles, was $9.2 million, or $0.40 per diluted share, in Q1 2012 compared to $6.8 million, or $0.28 per diluted share, in Q1 2011.
  As of March 31, 2012, OpenTable had cash and cash equivalents and short-term investments of $57.7 million.

"During the first quarter the business continued to deliver solid operating metrics, adjusted EBITDA margins and cash flows even as we invest for the future," said Duncan Robertson, CFO of OpenTable.

Business Outlook

As of today, OpenTable is providing guidance for Q2 2012 and the full year 2012 on revenue, non-GAAP adjusted EBITDA and other consolidated metrics.

Q2 2012 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $33.6 million to $34.6 million and non-GAAP adjusted EBITDA to be in the range of $16.8 million to $17.8 million.
  In the International segment the Company estimates revenue to be in the range of $4.9 million to $5.2 million and non-GAAP adjusted EBITDA loss to be in the range of $1.0 million to $1.3 million.
  On a consolidated basis the Company estimates revenue to be in the range of $38.5 million to $39.8 million, non-GAAP adjusted EBITDA to be in the range of $15.5 million to $16.8 million and non-GAAP EPS to be in the range of $0.36 to $0.39.

Full Year 2012 Guidance:

  In the North America segment the Company estimates revenue to be in the range of $136 million to $141 million and non-GAAP adjusted EBITDA to be in the range of $68 million to $72.5 million.
  In the International segment the Company estimates revenue to be in the range of $22 million to $23 million and non-GAAP adjusted EBITDA loss to be in the range of $2 million to $3 million.
  On a consolidated basis the Company estimates revenue to be in the range of $158 million to $164 million, non-GAAP adjusted EBITDA to be in the range of $65 million to $70.5 million and non-GAAP EPS to be in the range of $1.49 to $1.64.

Quarterly Conference Call

A conference call will be webcast live today at 2 p.m. PT/5 p.m. ET and will be available through May 31, 2012, at http://investors.opentable.com/events.cfm. This call may contain forward-looking statements and other material information regarding the Company's financial and operating results.

About Non-GAAP Financial Information

This press release contains certain non-GAAP financial measures. Tables are provided in the press release that reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The reconciliations of the forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in the tables below include all information reasonably available to the Company at the date of this press release and adjustments that the Company can reasonably predict. Events that could cause the reconciliation to change include, but are not limited, to acquisitions and divestitures of businesses, goodwill and other asset impairments, and sales of available-for-sale debt securities and other investments.

The non-GAAP financial measures in this press release include non-GAAP consolidated net income and the related per diluted share amounts, non-GAAP consolidated operating income and non-GAAP adjusted EBITDA. Non-GAAP financial measure adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization and stock-based compensation. Within the Company's reconciliation to non-GAAP diluted net income per share, the impact of undistributed earnings allocated to participating securities has been excluded.

To supplement the Company's consolidated financial statements presented on a GAAP basis, management believes that these non-GAAP measures provide useful information about the Company's core operating results and thus are appropriate to enhance the overall understanding of the Company's past financial performance and its prospects for the future. Management believes it is useful to exclude stock-based compensation and amortization of acquired intangibles because they do not reflect the underlying performance of the Company's business operations. These adjustments to the Company's GAAP results are made with the intent of providing both management and investors a more complete understanding of the Company's underlying operational results and trends and performance. Management uses these non-GAAP measures to evaluate the Company's financial results. The presentation of non-GAAP measures is not meant to be considered in isolation or as a substitute for or superior to financial results determined in accordance with GAAP.

Background Information

The Company reports consolidated operations in U.S. dollars and operates in two geographic segments: North America and International. The North America segment is comprised of all operations in the United States, Canada and Mexico, and the International segment is comprised of all non-North America operations, which includes operations in Europe and Asia. The Company generates substantially all of its revenues from its restaurant customers. The Company's revenues primarily include monthly subscription fees, a fee for each restaurant guest seated through online reservations, and other revenue, including installation fees for the Electronic Reservation Book (including training).

Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. These forward-looking statements include guidance for Q2 2012 and the full year 2012 and the quotations from management in this press release, as well as any statements regarding the Company's strategic and operational plans. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, among others, the impact of the current economic climate on the Company's business; the Company's ability to maintain an adequate rate of growth; the Company's ability to effectively manage its growth; the Company's ability to attract new restaurant customers; the Company's ability to increase the number of visitors to its website and convert those visitors into diners; the Company's ability to retain existing restaurant customers and diners or encourage repeat reservations; the Company's ability to successfully enter new markets and manage its international expansion; the Company's ability to successfully manage any acquisitions of businesses, solutions or technologies; interruptions in service and any related impact on the Company's reputation; and costs associated with defending intellectual property infringement and other claims. More information about potential factors that could affect the Company's business and financial results is contained in the Company's annual report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the SEC. The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

About OpenTable, Inc.

OpenTable is a leading provider of free, real-time online restaurant reservations for diners and reservation and guest management solutions for restaurants. The OpenTable network delivers the convenience of online restaurant reservations to diners and the operational benefits of a computerized reservation book to restaurants. OpenTable has more than 25,000 restaurant customers, and, since its inception in 1998, has seated more than 325 million diners around the world. The Company is headquartered in San Francisco, California, and the OpenTable service is available throughout the United States, as well as in Canada, Germany, Japan, Mexico and the United Kingdom. OpenTable also owns and operates toptable.com, a leading restaurant reservation site in the United Kingdom.

OpenTable, OpenTable.com, OpenTable logos, toptable.com and other service names are the trademarks of OpenTable, Inc. and/or its affiliates.

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2012	2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$ 44,564,000	$ 36,519,000
Short-term investments	13,165,000	13,411,000
Accounts receivable, net	18,821,000	18,795,000
Prepaid expenses and other current assets	2,736,000	2,708,000
Deferred tax asset	11,121,000	11,238,000

Total current assets	90,407,000	82,671,000

Property, equipment and software, net	17,488,000	16,150,000
Goodwill	43,616,000	42,312,000
Intangibles, net	15,962,000	16,403,000
Deferred tax asset	6,909,000	5,466,000
Other assets	788,000	813,000

TOTAL ASSETS	$ 175,170,000	$ 163,815,000

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$ 7,405,000	$ 7,004,000
Accrued compensation	4,757,000	4,518,000
Deferred revenue	1,908,000	1,752,000
Dining rewards payable	22,647,000	20,827,000
Total current liabilities	36,717,000	34,101,000

Deferred revenue — non-current	2,114,000	2,249,000
Deferred tax liability	3,867,000	3,915,000
Income tax liability	13,810,000	13,215,000
Other long-term liabilities	68,000	108,000

Total liabilities	56,576,000	53,588,000

STOCKHOLDERS' EQUITY:
Common stock	2,000	2,000
Additional paid-in capital	181,803,000	171,465,000
Treasury stock	(50,673,000)	(41,963,000)
Accumulated other comprehensive loss	289,000	(1,634,000)
Accumulated deficit	(12,827,000)	(17,643,000)

Total stockholders' equity	118,594,000	110,227,000

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 175,170,000	$ 163,815,000

OPENTABLE, INC.
UNAUDITED CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended
	March 31,
	2012	2011
	(In thousands, except per share amounts)

REVENUES	$ 39,369	$ 33,707

COSTS AND EXPENSES:
Operations and support (1)	10,519	9,472
Sales and marketing (1)	8,860	7,812
Technology (1)	3,248	4,047
General and administrative (1)	9,351	5,862

Total costs and expenses	31,978	27,193

Income from operations	7,391	6,514
Other income, net	17	21

Income before taxes	7,408	6,535
Income tax expense	2,592	2,350

NET INCOME	$ 4,816	$ 4,185

Net income per share:
Basic	$ 0.21	$ 0.18
Diluted	$ 0.21	$ 0.17

Weighted average shares outstanding:
Basic	22,536	23,332
Diluted	23,174	24,530

(1) Stock-based compensation included in above line items:
Operations and support	$ 301	$ 412
Sales and marketing	1,381	510
Technology	522	451
General and administrative	3,720	1,631
	$ 5,924	$ 3,004

Other Operational Data:
Installed restaurants (at period end):
North America	17,753	14,522
International	8,091	6,692
Total	25,844	21,214

Seated diners (in thousands):
North America	27,716	20,870
International	2,254	1,553
Total	29,970	22,423

Headcount (at period end):
North America	392	358
International	164	156
Total	556	514

Additional Financial Data:
Revenues:
North America
Reservation	$ 19,215	$ 14,976
Subscription	11,900	10,621
Other	2,608	3,177
Total North America Revenues	$ 33,723	$ 28,774
International
Reservation	$ 3,113	$ 2,631
Subscription	1,639	1,397
Other	894	905
Total International Revenues	5,646	4,933
Total Revenues	$ 39,369	$ 33,707

Income (loss) from operations:
North America	$ 9,981	$ 10,085
International	(2,590)	(3,571)
Total	$ 7,391	$ 6,514

Depreciation and amortization:
North America	$ 1,690	$ 1,695
International	1,487	1,136
Total	$ 3,177	$ 2,831

Stock-based compensation:
North America	$ 5,435	$ 2,019
International	489	985
Total	$ 5,924	$ 3,004

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP OPERATING RESULTS

	Three Months Ended
	March 31,
	2012	2011
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income "as reported"	$ 4,816	$ 4,185
Add back: stock-based compensation expense	5,924	3,004
Income tax effect of stock-based compensation	(2,280)	(1,126)
Add back: amortization of acquired intangibles	971	988
Income tax effect of amortization of intangibles	(257)	(285)

NON-GAAP CONSOLIDATED NET INCOME	$ 9,174	$ 6,766

Non-GAAP diluted net income per share	$ 0.40	$ 0.28

Weighted average diluted shares outstanding	23,174	24,530

Non-GAAP consolidated operating income:
GAAP income from operations "as reported"	$ 7,391	$ 6,514
Add back: stock-based compensation expense	5,924	3,004
Add back: amortization of acquired intangibles	971	988

NON-GAAP OPERATING INCOME	$ 14,286	$ 10,506

North America Adjusted EBITDA:
GAAP operating income "as reported"	$ 9,981	$ 10,085

Adjustments:
Stock-based compensation expense	5,435	2,019
Amortization of acquired intangibles	88	88
Depreciation and other amortization expense	1,602	1,607

North America Adjusted EBITDA	$ 17,106	$ 13,799

International Adjusted EBITDA:
GAAP operating loss "as reported"	$ (2,590)	$ (3,571)

Adjustments:
Stock-based compensation expense	489	985
Amortization of acquired intangibles	883	900
Depreciation and other amortization expense	604	236

International Adjusted EBITDA	$ (614)	$ (1,450)

OPENTABLE, INC.
RECONCILIATION OF GAAP TO NON-GAAP FORWARD-LOOKING GUIDANCE

	Forward-Looking Guidance
	Three Months Ending		Twelve Months Ending
	June 30, 2012		December 31, 2012
	Range of Estimate		Range of Estimate
	From	To	From	To
	(In thousands, except per share amounts)

Non-GAAP consolidated net income per share:
GAAP net income	$ 4,446	$ 5,252	$ 20,400	$ 23,810
Add back: stock-based compensation expense	5,137	5,137	19,599	19,599
Income tax effect of stock-based compensation	(1,963)	(1,963)	(7,448)	(7,448)
Add back: amortization of acquired intangibles	996	996	3,392	3,392
Income tax effect of amortization of intangibles	(264)	(264)	(899)	(899)

NON-GAAP CONSOLIDATED NET INCOME	$ 8,352	$ 9,158	$ 35,044	$ 38,454

Non-GAAP diluted net income per share	$ 0.36	$ 0.39	$ 1.49	$ 1.64

Weighted average diluted shares outstanding	23,500	23,500	23,500	23,500

North America Adjusted EBITDA:
GAAP operating income	$ 10,150	$ 11,150	$ 42,060	$ 46,560

Adjustments:
Stock-based compensation expense	4,667	4,667	17,997	17,997
Amortization of acquired intangibles	88	88	320	320
Depreciation and other amortization expense	1,895	1,895	7,623	7,623

North America Adjusted EBITDA	$ 16,800	$ 17,800	$ 68,000	$ 72,500

International Adjusted EBITDA:
GAAP operating loss	$ (3,004)	$ (2,704)	$ (9,281)	$ (8,281)

Adjustments:
Stock-based compensation expense	470	470	1,602	1,602
Amortization of acquired intangibles	908	908	3,072	3,072
Depreciation and other amortization expense	326	326	1,607	1,607

International Adjusted EBITDA	$ (1,300)	$ (1,000)	$ (3,000)	$ (2,000)

Consolidated Adjusted EBITDA:
GAAP operating income	$ 7,146	$ 8,446	$ 32,779	$ 38,279

Adjustments:
Stock-based compensation expense	5,137	5,137	19,599	19,599
Amortization of acquired intangibles	996	996	3,392	3,392
Depreciation and other amortization expense	2,221	2,221	9,230	9,230

Consolidated Adjusted EBITDA	$ 15,500	$ 16,800	$ 65,000	$ 70,500

CONTACT: Investor Relations: +1-415-344-6520, investors@opentable.com; Media Relations: +1-415-344-4275, pr@opentable.com